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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980), and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of Vista Gold Corp. (the "Company") of our report dated March 15, 2007, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, BC, Canada
March 15, 2007

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CONSENT OF INDEPENDENT ACCOUNTANTS